UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2014

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.Entry into a Material Definitive Agreement.

On October 31, 2014, SigmaTron International, Inc. (the “Company”) entered into the Third Amended and Restated Credit Agreement (the “Agreement”) by and between the Company and Wells Fargo Bank, National Association (“Lender”), the Company’s senior lender.  A copy of the Agreement is filed herewith and the terms of the Agreement are incorporated herein by reference.  The Company and Lender first entered into that certain Credit Agreement dated January 8, 2010 (as amended, the “Credit Agreement”), which was subsequently replaced by that certain Amended and Restated Credit Agreement dated January 31, 2011 (as amended, the “First A&R Credit Agreement”) and that certain Second Amended and Restated Credit Agreement (as amended, the “Second A&R Credit Agreement” and, with the Credit Agreement and the First A&R Credit Agreement, the “Prior Agreements”).  The Agreement amends and restates, supersedes and replaces the Prior Agreements, and extends the term of the Company’s senior credit facility to October 31, 2017.

The Agreement provides the Company with a line of credit, which allows the Company to borrow, on a revolving basis from time to time up to and including October 31, 2017, an amount up to the lesser of $30,000,000 and the Borrowing Base (as defined in the Agreement).  Additionally, the Agreement provides the Company with two subfeatures to the line of credit: (1) the ability to obtain short-term standby letters of credit (each with a term not to exceed 365 days) and sight letters of credit (each with a term not to exceed 90 days), which in the aggregate shall not exceed $2,000,000; and (2) the ability to cause the Lender to make advances to the Company, from time to time, up to a principal amount of $5,000,000.  The Agreement also incorporates and restates the Company’s 2011 and 2013 term loans from Lender, the proceeds of which were used to refinance the Company’s then-outstanding credit accommodations and finance office and warehouse facilities in Elk Grove Village, Illinois (the 2011 term loan) and Elgin, Illinois (the 2013 term loan).  Each of the foregoing loans is subject to a variety of terms, conditions and financial and other covenants, which are described in more detail in the Agreement.  The Agreement acknowledges the payment by the Company of an arrangement fee of $10,000 and an upfront fee of $30,000, and provides for the payment of an annual fee upon the aggregate unused portion of the line of credit referenced above, each of which fees is non-refundable.

In addition, on December 8, 2014, the Company executed that certain Second Amended and Restated Promissory Note with a principal sum up to a maximum of $2,850,000 (the “Note”), a copy of which is filed herewith and the terms of which Note are incorporated herein by reference.  The Note amends, restates, supersedes and replaces any prior promissory note previously issued by the Company to Lender in connection with the 2011 term loan discussed above.  The Note provides the Company with the ability to choose the applicable interest rate from between a fluctuating rate per annum equal to the Base Rate (as defined in the Note) and a fixed rate per annum equal to LIBOR plus 2.25%.  The Note provides for the repayment of principal through fixed monthly payments of $9,500 per month from December 1, 2014 through November 1, 2019, with a final payment of all remaining principal due on November 8, 2019.  Subject to certain terms and conditions depending upon the interest rate chosen, the Note permits the prepayment of the outstanding principal amount by the Company.

The foregoing is a summary of, and should not be relied upon in lieu of a review of, the Agreement and the Note, the terms of each of which shall control in the event of any inconsistency between the information in the foregoing summaries and the terms of the Agreement and/or Note.

ITEM 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

Exhibit 10.1Third Amended and Restated Credit Agreement entered into as of October 31, 2014, by and between SigmaTron International, Inc., and Wells Fargo Bank, National Association.

Exhibit 10.2Second Amended and Restated Promissory Note delivered by SigmaTron International, Inc. to Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: December 10, 2014	By: /s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer